SCHEDULE 14A
                                 (RULE 14A-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                      THE FLIGHT INTERNATIONAL GROUP, INC.
 ------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


 ------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT,
                          IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.(1). Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

      [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

                                                              August 31, 1999

Dear Shareholder:

         You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held on Thursday, October 21, 1999, at 11:00 A.M., local time, at the Company's offices at Newport News/Williamsburg International Airport, Newport News, Virginia.

         As set forth in the formal Notice of Meeting and in the accompanying Proxy Statement, we are asking you to elect five directors.

         The Board of Directors has approved the proposal and believes it is in the best interests of all of the Company's shareholders. We urge you to read the accompanying Proxy Statement carefully. After the formal part of the meeting we will have a discussion period for questions and comments of general interest to shareholders.

         We look forward to greeting personally those shareholders who are able to attend the meeting; however, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail the enclosed proxy, at your earliest convenience, in the envelope provided.

         Thank you for your cooperation.

                                                        Very truly yours,

                                                        David E. Sandlin
                                                        Chairman of the Board

                      THE FLIGHT INTERNATIONAL GROUP, INC.
                 Newport News/Williamsburg International Airport
                          Newport News, Virginia 23602

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The Annual Meeting of Shareholders of The Flight International Group, Inc. (the "Company") will be held at the Company's offices at Newport News/Williamsburg International Airport, Newport News, Virginia, on Thursday, October 21, 1999 at 11:00 a.m., or at any adjournment of the meeting, to consider and vote upon the following matters, as explained more fully in the accompanying Proxy Statement:

1.       To elect the Board of Directors.

2. To transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

         Only shareholders of record at the close of business on August 27, 1999 are entitled to notice of and to vote at the Annual Meeting. Shareholders who are unable to attend the Annual Meeting are requested to complete, date and return the enclosed form of proxy promptly in the envelope provided.

         Shareholders who attend the annual meeting may revoke their proxy and vote their shares in person.

                                                   Ann P. Campbell
                                                   Secretary

Newport News, Virginia, U.S.A.
August 31, 1999

                      THE FLIGHT INTERNATIONAL GROUP, INC.
                 Newport News/Williamsburg International Airport
                          Newport News, Virginia 23602

                                 PROXY STATEMENT

                               GENERAL INFORMATION

PROXY SOLICITATION

         This Proxy Statement is mailed to holders ("Shareholders") of shares of the New Common Stock, par value $.01 per share ("Common Stock") of The Flight International Group, Inc., a Georgia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on October 21, 1999, at 11:00 A.M. local time, at Newport News/Williamsburg International Airport, Newport News, Virginia, and at any adjournments of the meeting (the "Annual Meeting").

         At the Annual Meeting the Shareholders will vote upon the election of five directors. Management currently is not aware of any other matters which will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

         Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy materials are first being mailed to Shareholders on or about August 31, 1999. Proxies will be solicited primarily by mail. Certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation for such efforts, may solicit proxies by telephone, facsimile, electronic mail or other personal contact. The Company will bear the cost of soliciting proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

         Proposals of Shareholders intended to be presented at the Company's 2000 Annual Meeting must be received at the Company's offices at Newport News/Williamsburg International Airport, Newport News, VA 23602, Attention: Ann
P. Campbell, Corporate Secretary, no later than July 1, 2000, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

REVOCABILITY AND VOTING OF PROXY

         A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shares represented by duly executed proxies will be voted in accordance with Shareholders' instructions. If you sign the proxy, but do not fill in a vote, your shares will be voted in accordance with the Directors' recommendations. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, or by a Shareholder voting in person at the Annual Meeting.

RECORD DATE AND VOTING RIGHTS

         Shareholders of record at the close of business on August 27, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. On the Record Date, the Company had outstanding and entitled to vote at the Annual Meeting 1,013,976 shares of Common Stock. Shareholders as of the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Shares of Common Stock are counted for quorum purposes if they are represented for any purpose at the Annual Meeting other than solely to object to holding the Annual Meeting or transacting business at the Annual Meeting. Assuming a quorum is present, for the election of directors a plurality of the shares voting must vote in the affirmative. The approval of any other matter coming before the Annual Meeting requires that a majority of the shares voting must vote in the affirmative. Abstentions and broker non-votes are neither counted for purposes of determining the number of affirmative votes required for approval of proposals nor voted for or against matters presented for Shareholder consideration. Consequently, so long as a quorum is present, abstentions and broker non-votes have no effect on the outcome of any vote.


                     BENEFICIAL OWNERSHIP OF COMMON STOCK BY
                       CERTAIN STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information as of August 15, 1999, regarding the beneficial ownership of the Company's Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

Name and                                        Amount and
Address of                                      Nature of
Beneficial                                      Beneficial          Percent of
Owner                                           Ownership             Class
----------                                      ----------          ----------
David E. Sandlin                                252,000 (2)           23.75%
c/o The Flight International Group, Inc.
Newport News/Williamsburg
  International Airport
Newport News, Virginia  23602

Wayne M. Richmon                                56,333                 5.55%
c/o The Flight International Group, Inc.
Newport News/Williamsburg
  International Airport
Newport News, Virginia  23602

David Sharp                                     1,001                 *
c/o The Flight International Group, Inc.
Newport News/Williamsburg
  International Airport
Newport News, Virginia  23602

Ann P. Campbell                                 667                   *
c/o The Flight International Group, Inc.
Newport News/Williamsburg
  International Airport
Newport News, Virginia  23602

C. Lofton Fouts, Jr.                            333(2)                *
6690 Knollwood Circle
Douglasville, GA 30135

John R. Bone                                    145,333(2)            14.33%
P.O. Box 217, 3 East Broad St.
Newman, GA 30263

Vice Admiral Richard M. Dunleavy (Ret.)         333(2)                *
2220 Sandpiper Road
Virginia Beach, VA 23456

Flight Partners Limited., L.P. ("FPP")          60,000                 5.92%
c/o Lincolnshire Management, Inc.
780 Third Avenue
New York, NY 10017

Michigan National Bank                          103,985               10.26%(1)
2777 Inkster Road
Mail Code 10-60
Farmington Hills, MI 48334-5326

SouthTrust Bank of Alabama, N.A.                105,435               10.40%(1)
112 N. 20th Street, 3rd Floor
Birmingham, AL 35203

First Tennessee National Bank Assn.             54,073                 5.33%(1)
Box 84
Memphis, TN 38101

LeasePlan USA, Inc.                             61,341                 6.05%(1)
180 Interstate North Parkway, Suite 400
Atlanta, GA 30339

ALL DIRECTORS AND
EXECUTIVE OFFICERS
AS A GROUP (7 individuals)                      456,000               42.82%
                                                -------               ------

* Represents less than a one percent interest.

(1) Pursuant to the Company's Amended Plan of Reorganization approved with the U.S. Bankruptcy Court (the "Plan"), 510,000 shares of New Common Stock were issued to unsecured creditors and certain other claimants of the Chapter 11 Entities, including these shareholders. The Company disputed, however, claims to approximately 200,000 of such shares to certain creditors. As of the date of filing of this Annual Report, as indicated above, the Company has resolved all such disputed claims, subject to final paperwork in one case.

(2) Includes vested stock options under the Option Plan.

                                PROPOSAL NUMBER 1
                           ELECTION OF FIVE DIRECTORS

         Five directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

         The nominees, their ages, the year in which each became a director and their positions with the Company are as follows:

Name                     Age   Date of Election     Position
----                     ---   ----------------     --------
David E. Sandlin         55    March 30, 1994       Chairman, President,
                                                    Director

Wayne M. Richmon         42    February 13, 1995    Executive Vice President,
                                                    Treasurer, Chief Financial
                                                    Officer, Director

C. Lofton Fouts, Jr.     67    February 13, 1995    Director

John R. Bone             48    February 13, 1995    Director

Vice Admiral
  Richard M. Dunleavy
  (Ret.)                 66    May 24, 1995         Director

         Each nominee's business experience during the past five years is described below:

         David E. Sandlin. Mr. Sandlin has been Chairman, President and a Director of the Company and its subsidiaries since March 30, 1994, and was formerly President of Flight International's Sales and Leasing Division. Mr. Sandlin has been involved in aircraft marketing and management since 1978. He has worked in various capacities for Cessna and Dassault and has extensive experience with Learjets. In 1990 he founded DESCO Aviation Consultants International ("DESCO") and is an officer, director and 50% shareholder of Maritime Sales & Leasing, Inc. ("Maritime"), a major lessor of turbine aircraft. Maritime has leased a total of 16 aircraft to FII, a subsidiary of the Company. Mr. Sandlin also is a one-third owner of The Aviation Company ("TAC"), which has leased one aircraft to the Company. See "Certain Relationships and Related Transactions."

         Wayne M. Richmon. Mr. Richmon, Executive Vice President, Treasurer, Chief Financial Officer and Director, joined the Company in 1992, and is responsible for finance, corporate administration, human resources, management information services and contract administration. Prior to joining the Company, he served previously as Chief Financial Officer for American Systems Engineering Company and held management positions at two national "big five" accounting firms, specializing in government contract and consulting services. Mr. Richmon is a CPA registered in the State of Virginia.

         C. Lofton Fouts, Jr. Mr. Fouts, Director, has been involved in the aviation industry for 29 years. He wrote the original Piper Flite Center training syllabus, the first standardized flight program used nationwide in the general aviation industry. In 1988, Mr. Fouts formed Lofton Fouts & Associates, Inc., a general aviation consulting business specializing in sales, acquisitions and mergers of fixed base operations and related aviation businesses.

         John R. Bone. Mr. Bone, Director, is President of Global Jet, a corporate aircraft sales and brokerage firm, and is an officer, director and 50% shareholder of Maritime. Mr. Bone studied aeronautical engineering at Northrup University. He is an A&P mechanic, has worked as Chief Pilot for major U.S. companies and currently is a pilot with a major United States airline. Global Jet, with Mr. Bone, has been instrumental in developing the fleet of Learjets for Phoenix Air Group, a competitor of FII. See "Certain Relationships and Related Transactions."

         Vice Admiral Richard M. Dunleavy (Ret.). Admiral Dunleavy, Director, was formerly Assistant Chief of Naval Operations (Air Warfare). Admiral Dunleavy joined the Staff of the Chief of Naval Operations in 1976. From 1978 to 1979 he was Commanding Officer of the USS Ponchatoula and assumed command of the USS Coral Sea in 1979. In 1981 he was selected as Commander of U.S. Naval Forces in the Philippines and later became Commander, Carrier Group FOUR/Commander Striking Force Atlantic. From 1986 to 1989 he was Commander, Naval Air Force, U.S. Atlantic Fleet. Admiral Dunleavy's military awards include a Distinguished Service Medal, three Legions of Merit, eight Air Medals and four Navy Commendation Medals.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         The Company believes that all required Forms 3 and 4 were furnished to the registrant during the fiscal year ended April 30, 1999.

BOARD OF DIRECTORS MEETINGS

         During the fiscal year ended April 30, 1999, there were two meetings of the Company's Board of Directors. All directors were present for these meetings.

         The Board of Directors does not have standing audit, nominating or compensation committees. Approval of the annual audit is completed by management and the Board of Directors. Nominations are made by the Board of Directors as a whole. Any Shareholder interested in nominating a director should see "Submission of Shareholder Proposals" below. The Board of Directors as a whole determines the compensation of the Company's executive officers.

EXECUTIVE COMPENSATION

The table immediately following sets forth a profile of the Company's executive compensation and shows, among other things, salaries and other compensation paid during the last three years, and certain options granted for the Chief Executive Officer of the Company and the other executive officer of the Company who had aggregate remuneration exceeding $100,000 (the "Named Officers"). The tables following show option grant and option exercise information with respect to the Named Officers.

                               ANNUAL COMPENSATION

                                                       Other
                                                       Annual      Other
Name, Principal Position     Year    Salary            Comp.       Compensation
------------------------     ----    ------            ------      ------------
David E. Sandlin(4)          1999    $129,842(1)       (2)         --
Chairman, President          1998    $110,728(1)       (2)         $31,920(3)
                             1997    $110,000(1)       (2)         $13,700(3)

Wayne M. Richmon             1999    $103,873(5)       ---         --
Executive Vice President,    1998    $ 92,738(5)       ---         --
Treasurer, Director,         1997    $ 94,480(5)       ---         $ 6,850(6)
Chief Financial Officer

(1) Pursuant to an Employment Agreement, dated as of January 3, 1995, by and between the Company and David E. Sandlin, as amended to date (the "Sandlin Agreement"). See "Employment Agreements," below.

(2) The Sandlin Agreement and Mr. Sandlin's employment arrangement prior to entering into the Sandlin Agreement provides for certain perquisites, including an apartment in Newport News, Virginia, travel costs to and from his home in Atlanta, Georgia and an automobile in Newport News. The aggregate cost of these items for the fiscal year ended April 30, 1999 was $37,969; for the fiscal year ended April 30, 1998, $30,079; and for the fiscal year ended April 30, 1997, $25,280.

(3) Mr. Sandlin was issued 10,000 shares of Common Stock in January 1997 as compensation. The valuation of such shares is an estimate by the Company. There is no current active trading market in the Company's securities. Mr. Sandlin also was granted 38,000 options to purchase shares of Common Stock, at an exercise price of $2.00 or an aggregate of $76,000 for all such shares, on March 9, 1998, but these options are not included because they were replaced by 45,000 fully vested options to purchase shares of Common Stock at an exercise price of $3.12 per share. Mr. Sandlin also was granted, in October 1998, 6,000 options under the Option Plan, exercisable at $3.30 per share and vesting over a two-year period. See "Employment Agreements," below.

(4) Mr. Sandlin is an officer, director and 50% shareholder of Maritime. Maritime has leased a total of 16 aircraft to FII, a subsidiary of the Company. Mr. Sandlin is also a one-third owner of TAC, which has leased one aircraft to the Company). The Company does not believe that any of the foregoing constituted compensation to Mr. Sandlin, but makes this disclosure for the sake of completeness. See, "Certain Relationships and Related Transactions."

(5) Pursuant to an Employment Agreement, dated as of January 3, 1995, by and between the Company and Wayne M. Richmon, as amended to date (the "Richmon Agreement"). See "Employment Agreements," below.

(6) Mr. Richmon was issued 5,000 shares of Common Stock in January 1997 as compensation. The valuation of such shares is an estimate by the Company. There is no current active trading market in the Company's securities.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

(a)                    (b)             (c)             (d)             (e)
---                    ---             ---             ---             ---
David E. Sandlin       45,000          60.28%          $3.12            8/08
                        6,000           8.04%          $3.31           10/08

Wayne M. Richmon        4,000           5.36%          $3.00           10/08

----------

(a)  Name

(b)  Number of Securities Underlying Options/SARs Granted (#)

(c)  % of Total Options/SARs Granted to Employees in Fiscal Year

(d)  Exercise or Base Price ($/Sh)

(e)  Expiration Date

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

(a)                    (b)           (c)           (d)                (e)
---                    ---           ---           ---                ---
David E. Sandlin       0             0             47,000/51,000      $2,250/0

Wayne M. Richmon       0             0             1,333/4,000        $227/$453

----------

(a)  Name

(b)  Shares Acquired on Exercise (#)

(c)  Value Realized ($)

(d) Number of Securities Underlying Unexercised Options/SARs at FY-end (#) - Exercisable/Unexercisable

(e) Value of Unexercised In-the-Money Options/SARs at FY-end ($) - Exercisable/Unexercisable (assumes management's estimate of value of common stock on April 30, 1999 at $3.17 per share).

THE FLIGHT INTERNATIONAL GROUP, INC. 401(K) PLAN

         The Flight International Group, Inc. 401(k) Plan (the "401(k) Plan") is a defined contribution plan sponsored by the Company. The 401(k) Plan covers all eligible employees of the Company. Employees become eligible to participate upon completing one year of service in a job classification not subject to a collective bargaining agreement. One year of service is defined as any consecutive 12 month period in which the employee works 1,000 hours.

         Participants may elect to have 1% to 15% of their compensation contributed to the 401(k) Plan, up to the maximum allowed by law. Contributions to the 401(k) Plan are matched by the Company at the rate of 50% of the first 6% of employees' contributions. All employee contributions, rollover contributions and earnings thereon are 100% vested. Company contributions vest at a rate of 20% per year. The participant may designate his contribution and employer matching contributions to be invested in any combination of eight funds maintained by the Trustee. After a participant dies or retires, the participant or his beneficiary is entitled to receive the entire vested balance of his account. The Company reserves the right to amend or terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated, each participant is then vested with the amount in his account. The Company contributed $59,103 and $45,785 and to the 401(k) Plan in fiscal years 1999 and 1998, respectively.

         The 401(k) Plan has received a determination letter exempting it from Federal income taxes.

DIRECTORS' COMPENSATION

         Directors who are not members of management or affiliates thereof receive $1,000 for each Board meeting attended, plus out-of-pocket expenses incurred in connection with such attendance. Members of management and affiliates thereof who are directors do not receive separate compensation therefor.

EMPLOYMENT AGREEMENTS

The Sandlin Agreement

         The Sandlin Agreement continues for a term which expires December 31, 2001, provided that the Sandlin Agreement is renewed automatically from year to year thereafter unless either party gives notice of termination. Mr. Sandlin's base salary was previously $100,000 per year (subject to increases by the Board of Directors taking into consideration certain factors specified therein). On September 17, 1996, the Board of Directors approved the extension of the Sandlin Agreement through December 31, 2001, as well as a raise in Mr. Sandlin's base salary to $110,000, with 10% annual base salary increases. Separate from the Sandlin Agreement, the Board also approved (i) issuing to Mr. Sandlin, as compensation, 10,000 shares of Common Stock, which were issued in January 1997,
(ii) granting to Mr. Sandlin, as compensation, options to purchase 38,000 shares of Common Stock, exercisable at $2.00 per share or an aggregate of $76,000 for all such shares, which options were canceled in August 1998 and replaced by 45,000 fully vested options under the Option Plan, exercisable at $3.12 per share or an aggregate of $140,400 and (iii) granting to Mr. Sandlin, in October 1998, 6,000 options under the Option Plan, exercisable at $3.30 per share and vesting over a two-year period.

         Mr. Sandlin is reimbursed for all necessary and reasonable expenses incurred in performing under the Sandlin Agreement and certain other expenses specified therein (including without limitation for the cost of an apartment and automobile for his use in Newport News, Virginia and his travel expenses to and from his home in Atlanta, Georgia and Newport News). He is also entitled to participate in any benefit programs which the Company may establish.

         The Company may terminate the Sandlin Agreement for "cause" (as defined therein), in the event of the death or disability of Mr. Sandlin or at any time after delivery to Mr. Sandlin of a written notice of termination. Mr. Sandlin may terminate the Sandlin Agreement on sixty (60) days written notice for, among other things, a reduction in his base salary below that in existence upon signing (or other material breach by the Company), the relocation of the Company's offices and the assignment of duties inconsistent with his position or material adverse alteration in the nature or status of his responsibilities or conditions of employment (including without limitation material reductions in vacation or material increase in overnight travel obligations not reasonably required).

         In the event that the Sandlin Agreement is terminated by the Company for cause or in the event of death or disability, or in the event Mr. Sandlin terminates the Sandlin Agreement other than in connection with a change in control, Mr. Sandlin receives his salary, expense reimbursements and other benefits through the date of termination, in addition to any applicable insurance benefits.

         In the event of a termination by the Company not for cause, death or disability, or in the event Mr. Sandlin terminates the Sandlin Agreement in connection with a change in control, Mr. Sandlin receives the amounts described above plus a lump sum severance payment equal to the sum total of all base salary due to him for the remainder of his agreement, at the rate in effect at the time notice of termination is given. In this circumstance, the Company, for one year after termination, also will provide Mr. Sandlin with life and health insurance benefits substantially similar to those he was receiving immediately prior to the notice of termination. A change in control is deemed to have occurred in the event of a sale of the Company or merger of the Company with another business pursuant to which any person or entity other than certain specified entities (these are Maritime, Global Jet, Phoenix Air Group and DESCO, Aviation Consultants) become beneficial owners of capital stock of the Company.

         The Sandlin Agreement prohibits Mr. Sandlin, during the term of the Sandlin Agreement and for one year thereafter, from serving as an employee, owner, partner, agent, director, officer, consultant or shareholder (except ownership of 5% or less of most public companies) of a business which is materially in competition with the business of the Company, but this provision can be modified by formal resolution of at least 75% of the Board of Directors (excluding Mr. Sandlin). The Company agrees to indemnify Mr. Sandlin against reasonable expenses, liabilities and losses incurred or suffered by him in connection with his service to the Company.

EMPLOYMENT AGREEMENT WITH WAYNE M. RICHMON

         The Richmon Agreement continues for a term which expires December 31, 1998, provided that the Richmon Agreement is renewed automatically from year to year thereafter unless either party gives notice of termination. Mr. Richmon's base salary was previously $80,000 per year (subject to increases by the Board of Directors taking into consideration certain factors specified therein). On September 17, 1996, the Board of Directors approved a raise in Mr. Richmon's base salary to $88,000. Upon each automatic renewal, Mr. Richmon's base salary increases 10% per annum. The Board also approved issuing to Mr. Richmon, as compensation, 5,000 shares of Common Stock, which were issued in January 1997 and 4,000 options under the Option Plan which were approved in October 1998 at an exercise price of $3.00 per share, vesting over a two-year period.

         Mr. Richmon is reimbursed for all necessary and reasonable expenses incurred in performing under the Richmon Agreement and certain other expenses specified therein. He is also entitled to participate in any benefit programs which the Company may establish.

         The Company may terminate the Richmon Agreement for "cause" (as defined therein), in the event of the death or disability of Mr. Richmon or at any time after delivery to Mr. Richmon of a written notice of termination. Mr. Richmon may terminate the Richmon Agreement on sixty (60) days written notice for, among other things, a reduction in his base salary below (or other material breach by the Company), the relocation of the Company's offices and the assignment of duties inconsistent with his position or material adverse alteration in the nature or status of his responsibilities or conditions of employment.

         In the event that the Richmon Agreement is terminated by the Company for cause or in the event of death or disability, or in the event Mr. Richmon terminates the Richmon Agreement other than in connection with a change in control, Mr. Richmon receives his salary, expense reimbursements and other benefits through the date of termination, in addition to any applicable insurance benefits.

         In the event of a termination by the Company not for cause, death or disability, or in the event Mr. Richmon terminates the Richmon Agreement in connection with a change in control, Mr. Richmon receives the amounts described above plus a lump sum severance payment equal to 100% of his annual base salary at the rate in effect at the time notice of termination is given. In this circumstance, the Company, for one year after termination, also will provide Mr. Richmon with life and health insurance benefits substantially similar to those he was receiving immediately prior to the notice of termination. A change in control is deemed to have occurred in the event of a sale of the Company or merger of the Company with another business pursuant to which any person or entity becomes beneficial owner of capital stock of the Company.

         The Richmon Agreement prohibits Mr. Richmon, during the term of the Richmon Agreement and for one year thereafter, from serving as an employee, owner, partner, agent, director, officer, consultant or shareholder (except ownership of 5% or less of most public companies) of a business which is materially in competition with the business of the Company. The Company agrees to indemnify Mr. Richmon against reasonable expenses, liabilities and losses incurred or suffered by him in connection with his service to the Company.

INCENTIVE STOCK OPTION PLAN

         In August 1998, the Company adopted The Flight International Group 1998 Stock Option Plan (the "Option Plan") by the Board of Directors, and the Option Plan was approved by the Shareholders in October 1998.

         The Option Plan is administered by the Board of Directors (or by a committee of the Board of Directors, if one is appointed for this purpose), provided that members of the Board of Directors who are either eligible for Awards (as defined below) or have been granted Awards may not vote on any matters affecting the administration of the Plan or the grant of any Award pursuant to the Plan if required pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

         The Option Plan provides for the granting of incentive stock options (within the meaning of Section 422 of the Code) and nonqualified stock options (individually, an "Award" or collectively, "Awards"), to those officers or other key employees, directors or consultants, with potential to contribute to the future success of the Company or its subsidiaries, provided, that only employees may be granted incentive stock options. The Board of Directors has discretion to select the persons to whom Awards will be granted (from among those eligible), to determine the type, size and terms and conditions applicable to each Award and the authority to interpret, construe and implement the provisions of the Option Plan. Notwithstanding the foregoing, with respect to incentive stock options, the aggregate fair market value (determined at the time such Award is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year shall not exceed $100,000 under all plans of the employer corporation or its parent or subsidiaries. The Board of Directors' decisions are binding on the Company and persons eligible to participate in the Option Plan and all other persons having any interest in the Option Plan. It is presently anticipated that approximately six individuals initially will participate in the Option Plan.

         The total number of shares of Common Stock that may be subject to Awards under the Option Plan is 500,000, subject to adjustment in accordance with the terms of the Option Plan. Common Stock issued under the Option Plan may be either authorized but unissued shares, treasury shares or any combination thereof. To the fullest extent permitted under Rule 16b-3 under the Exchange Act and Sections 162(m) and 422 of the Code, any shares of Common Stock subject to an Award which lapses, expires or is otherwise terminated prior to the issuance of such shares may become available for new Awards.

         Options to purchase Common Stock granted as Awards ("Options"), which may be nonqualified or incentive stock options, may be granted under the Option Plan at an exercise price (the "Option Price") determined by the Board of Directors in its discretion, provided, that the Option Price of incentive stock options may be no less than the fair market value of the underlying Common Stock on the date of grant (or 110% of fair market value in the case of an incentive stock option granted to a ten percent shareholder).

         Options will expire not later than ten years after the date on which they are granted. Options become exercisable at such times and in such installments as determined by the Board of Directors. Notwithstanding the foregoing, however, each Option shall, except as otherwise provided in the stock option agreement between the Company and an optionee, become exercisable in full for the aggregate number of shares covered thereby unconditionally on the first day following the occurrence of any of the following: (a) the approval by the shareholders of the Company of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change (each as defined below).

         For purposes of the Option Plan, (i) an "Approved Transaction" shall mean (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the

Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) a "Control Purchase" shall mean circumstances in which any person (as such term is defined in Sections l3(d)(3) and l4(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company)
(x) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (y) shall become the "beneficial owner" (as such term is defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule l3d-3 in the case of rights to acquire the Company's securities), and (iii) A "Board Change" shall mean circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

         In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions or combinations of shares of Common Stock, the number of shares available under the Option Plan shall be increased or decreased proportionately, as the case may be, and the number of shares delivered upon the exercise thereafter of any Option theretofore granted or issued shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

         In the event that an Option holder ceases to be an employee for any reason other than permanent disability, retirement under certain circumstances (as determined by the Board of Directors) or death, any Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall automatically terminate upon the date on which the Option holder ceased to be so employed. In the event of the termination of an Option holder's employment resulting from retirement or permanent disability of the Option holder while an employee, any Option granted to such employee shall be exercisable for one (l) year after the date of termination of employment due to permanent disability, but in no event after the expiration of the exercise period. In the event of the death of an Option holder while an employee, or during the one (l) year period after the date of termination of employment due to retirement or permanent disability of the Option holder, that portion of the Option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one (l) year from the date of the death of the Option holder, but in no event after the expiration of the exercise period.

         The Board of Directors may at any time alter, amend, suspend or discontinue the Option Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any recipient of an Option under any agreement theretofore entered into under the Option Plan, without his consent, or which, without the requisite vote of the shareholders of the Company approving such action, would:

         (a) except as is provided in the Option Plan, increase the total number of shares of stock reserved for the purposes of the Option Plan; or

         (b) extend the duration of the Option Plan; or

         (c) materially increase the benefits accruing to participants under the Option Plan; or

         (d) change the category of persons who can be eligible participants under the Option Plan. Without limiting the foregoing, the Board of Directors may, any time or from time to time, authorize the Company, without the consent of the respective recipients, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Sandlin is an officer, director and 50% shareholder of Maritime, a major lessor of turbine aircraft. Maritime has leased a total of 16 aircraft to FII at a total cost to FII of $3,018,000 for the fiscal year ended April 30, 1999. The Company believes the financial and other arrangements between FII and Maritime are reasonable and fair and similar to arrangements which would have been made in an arm's length transaction between FII and an unaffiliated third party. The Company does not believe that Mr. Sandlin's relationship with Maritime materially interferes with his ability to fully perform his obligations to the Company as a director, officer and employee.

         Mr. Sandlin is also a one-third owner of TAC, which has leased one Casa 235 aircraft to the Company. In anticipation of a project to send Casa 235 aircraft to Bahrain, the Company sought to lease a plane from TAC. In expectation of this lease, TAC purchased the aircraft intended for the lease. Thereafter, this project was eliminated due to DOD budget cutting. However, the aircraft was leased to the Company in January, 1996. As of April 30, 1999, the Company had not found a full time use for the aircraft. Prior to April 30, 1996, this situation had been causing harm to its cash flow. On April 30, 1998 the lease was modified from $60,000 per month to $500 per hour flown. This has substantially reduced the cost of carrying this aircraft, although certain other significant expenses, such as insurance and other maintenance, continue. However, for the six months during the fiscal year ended April 30, 1998, TAC arranged for the use of this aircraft by a third party which third party bore all of the expenses related to this aircraft during such period. The Company believes that the financial and other arrangements between FII and TAC are reasonable and fair and similar to arrangements which would have been made in an arm's length transaction between FII and an unaffiliated third party.

         Mr. Bone is an officer, director and 50% shareholder of Maritime. In addition, Mr. Bone is the sole shareholder, director and officer of Global Jet ("Global Jet"), which, with Mr. Bone, has been instrumental in developing the fleet of Learjets for Phoenix Air Group, a competitor of FII. The Company does not believe that Mr. Bone's relationships with Maritime and Global Jet materially interfere with Mr. Bone's ability to fully perform his obligations to the Company as a director.

         The Board of Directors of the Company currently requires approval or ratification by the Board of all related party transactions.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL FIVE NOMINEES FOR DIRECTOR.

         The Board of Directors is not aware that any matters other than those set forth herein will come before the Annual Meeting. Should any matters requiring the vote of the Shareholders arise, it is intended that shares represented by proxies will be voted in respect thereof in accordance with the direction of the person or persons holding the proxy.

SUBMISSION OF PROPOSALS OF SHAREHOLDERS

         Proposals of Shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received at the Company's offices at Newport News/Williamsburg Airport, Newport News, Virginia 23602, Attention: Ann
P. Campbell, Corporate Secretary, no later than July 1, 2000, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

ANNUAL REPORT

         The Annual Report of the Company for the fiscal year ended April 30, 1999, including audited financial statements, is enclosed with this proxy statement, but is not a part of the proxy solicitation material. The exhibits to the Form 10-KSB of the Company for the fiscal year ended April 30, 1999, as amended to date, which the Annual Report includes, are not included with this proxy statement; however, the Company is willing to supply copies of such exhibits (to the extent not accepted for confidential treatment) upon written request to the Company.

                      THE FLIGHT INTERNATIONAL GROUP, INC.

                 Newport News/Williamsburg International Airport

                          Newport News, Virginia 23602


                              --------------------

                                      PROXY

                              --------------------



THIS PROXY IS BEING SOLICITED ON BEHALF OF THE FLIGHT INTERNATIONAL GROUP, INC.'S BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 21, 1999 FOR SHAREHOLDERS OF RECORD AUGUST 27, 1999

The undersigned, being a holder of shares of New Common Stock, par vale $.01 per share, of The Flight International Group, Inc., a Georgia corporation (the "Company"), hereby designates David E. Sandlin, Wayne M. Richmon or Ann P. Campbell his proxy, with full power of substitution in the premises, to vote at an annual meeting of shareholders of the Company to be held at the Company's offices at Newport News/Williamsburg International Airport, Newport News, Virginia 23602, on October 21, 1999, at 11:00 a.m., or at any adjournment thereof, as follows:

1.  ELECTION OF DIRECTORS: Nominees: David E. Sandlin, Wayne M. Richmon,
    C. Lofton Fouts, John R. Bone and Vice Admiral Richard M. Dunleavy

______ VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):

______ VOTE WITHHELD from all nominees listed.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). THE FAILURE TO FILL IN THE CHOICES INDICATED ABOVE WILL AUTHORIZE THE PROXIES TO VOTE FOR THE PROPOSALS TO BE BROUGHT BEFORE THE MEETING.

                     (Please Date and Sign on Reverse Side)

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership or other entity, please sign in entity name by authorized person. It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

                               NUMBER OF SHARES:_______________________________

                               DATED:__________________________________________

                               ________________________________________________
                               SIGNATURE OF STOCKHOLDER

                               ________________________________________________
                               SIGNATURE IF HELD JOINTLY

                               PLEASE ENTER YOUR SOCIAL SECURITY NUMBER OR
                               FEDERAL EMPLOYER IDENTIFICATION NUMBER HERE:

                               SOCIAL SECURITY OR
                               FEI NO.__________________________________________


PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.